                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                       PHOENIX INFORMATION SYSTEMS CORP.

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                       ------------------------------

              The undersigned, being a duly elected officer of Phoenix Information Systems Corp., a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

              1.     The name of the Corporation is Phoenix Information Systems
Corp.

              2. The Corporation's Certificate of Incorporation was filed on April 7, 1986 with the Secretary of State and was amended from time to time thereafter and the Board of Directors deem it advisable to further amend such Certificate of Incorporation as permitted by Section 242 of the General Corporation Law of the State of Delaware to increase the number of authorized shares of Common Stock of the Corporation from 75,000,000 to 125,000,00 shares of Common Stock.

              3. Article "FOURTH" of the Corporation's Certificate of Incorporation is herby amended by changing the first paragraph thereof to increase the number of authorized shares of the Common Stock of the Corporation. As further amended, the first paragraph of such Article shall read as follows:

              "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is one hundred thirty million (130,000,000) shares, of which one hundred twenty-five million (125,000,000) shares shall be Common Stock, par value of one ($.01) cent per share and five million (5,000,000) shares shall be Preferred Stock, par value of one ($.01) cent per share."


              4. The amendment was authorized by the Board of Directors at a duly held special meeting of the Board of Directors of the Corporation on September 25, 1996, and by a majority of the stockholders of the Corporation present at a duly held annual meeting of stockholders on November 20, 1996.

              IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment this 10th day of December, 1996 and affirms that the statements contained herein are true under penalties of perjury.



                            PHOENIX INFORMATION SYSTEMS CORP.


                            /s/ Robert P. Gordon
                            ----------------------------------------------------
                            Robert P. Gordon
                            Chairman/Chief Executive Officer

ATTEST:


/s/ Paul W. Henry
------------------------------------------------
Paul W. Henry
Secretary

                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF DESIGNATION OF
                         SERIES A CONVERTIBLE PREFERRED
                    STOCK, AS AMENDED ON SEPTEMBER 30, 1996
                                       OF
                       PHOENIX INFORMATION SYSTEMS CORP.

                     PURSUANT TO SECTION 242 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE

                       ------------------------------

              The undersigned being a duly elected officer of Phoenix Information Systems Corp., a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Designation of Series A Convertible Preferred Stock of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

              i.     The name of the Corporation is Phoenix Information Systems
Corp.

               ii. The Corporation's Certificate of Designation of Series A Convertible Preferred Stock was filed on April 4, 1996 with the Secretary of State and was amended as filed with the Secretary of State on September 30, 1996 and the Board of Directors deem it advisable to further amend said Certificate of Designation as permitted by Section 242 of the General Corpora-tion Law of the State of Delaware to provide for the automatic conversion of the Series A Convertible Preferred Stock on September 30, 1998.

               iii. Section 4.A. of the Corporation's Certificate of Designation of Series A Convertible Preferred Stock is to be amended to provide for automatic conversion of Series A Convertible Preferred Stock into Common Stock. As further amended, such Section shall read as follows:

               "4.    Conversion Rights - Common Stock

                     A. Number of Series A Shares. Each Series A Share shall be convertible, at the option of the Holder thereof, at any time and from time to time into that number of shares of Common Stock obtained by dividing the Liquidation Preference of such Series A Share by the "Conversion Price" determined in accordance with Paragraph 4.B as follows: (1) one-quarter of the Series A Shares remaining outstanding (981,150 shares) as of the date of this Certificate of Designation shall be convertible commencing October 1, 1996; (ii) one-quarter shall be convertible commencing November 1, 1996; (iii) one-quarter shall be convertible commencing December 1, 1996; and (iv) one-quarter shall be convertible commencing January 1, 1997; provided, however, notwithstanding the foregoing, the conversion right of each Holder shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock into which the Holder may convert the Series A Shares exceed, at any time, an amount equal to the remainder of (1) 4.99% of the then issued and outstanding shares of Common Stock of the Corporation following such conversion, minus (ii) the number of shares of Common Stock of the Corporation held by such Holder. Notwithstanding the foregoing, each Series A Share outstanding on September 30, 1998, shall automatically be converted into Common Stock on such date at the Conversion Price, and September 30, 1998 shall be deemed the Conversion Date (as hereafter defined) with respect to such conversion without the requirement of a delivery of a Notice of Conversion."

              iv. The amendment was authorized by the unanimous written consent of the Board of Directors and the holders of the Corporation's Series A Convertible Preferred Shares on November 20, 1996.

              IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment this 20th day of November 1996 and affirms that the statements contained herein are true under penalties of perjury.



                            PHOENIX INFORMATION SYSTEMS CORP.


                            By:    /s/Robert P. Gordon
                                   ----------------------------------
                               Name: Robert P. Gordon
                                     --------------------------------
                               Title:Chairman/Chief Executive Officer
                                     --------------------------------

ATTEST:
/s/ Paul W. Henry
-----------------
Paul W. Henry
Secretary

                          CERTIFICATE OF DESIGNATION,
                       PREFERENCES AND RIGHTS OF SERIES C
        CONVERTIBLE PREFERRED STOCK OF PHOENIX INFORMATION SYSTEMS CORP.

                 The undersigned, being a duly elected officer of Phoenix Information Systems Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

                 That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors adopted the following resolution creating a series of 1,500,000 shares of preferred stock designated as Series C Convertible Preferred Stock.

                 NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, there is hereby established a series of the authorized preferred stock of the Corporation, $.01 par value per share, which series shall be designated as "Series C Convertible Preferred Stock," and which shall consist of 1,500,000 shares (collectively, the "Series C Shares" or singularly, a "Series C Share") and shall have the following dividend rights, voting rights, liquidation preferences and other rights, qualifications, limitations and restrictions:

         1.      Dividend Rights

                 1.a Share Dividends. The holder of record of each Series C Share (a "Holder") as of the Record Date (as hereinafter defined) shall be entitled to receive on each January 1, April 1, July 1 and October 1 during the period commencing on April 1, 1997 and ending on January 1, 2003 (each, a "Dividend Payment Date") cumulative dividends ("Share Dividends") of additional Series C Shares equal to 0.0247935 additional Series C Shares (a) for each such Series C Share held by such Holder on such Record Date and (b) for each Series C Share accrued as a Share Dividend (whether or not declared or paid).

                 1.b      Share Dividend Payment.  To the extent permitted by
applicable law and not prohibited pursuant to the terms of applicable credit instruments, senior securities or the Certificate of Incorporation of the Corporation, Share Dividends, if and when declared on each Series C Share, shall be declared at least twenty (20) business days prior to the next Dividend Payment Date for payment on the next Dividend Payment Date to the Holders of record on the date determined in such declaration, which date shall in no event be more than ten (10) business days after the date of declaration (the "Record Date").

                 1.c      Participatory Dividends.  The Series C Shares shall
participate in all dividends declared and paid on shares of Common Stock to the same extent as though and as if the Series C Shares had been converted on the day immediately preceding the record date for the payment of such dividends.


                 1.d      No Other Dividends.  Except as set forth in this
Section 1 and Section 2 below, the Series C Shares shall be entitled to no other dividends or distributions.

         2. Rights on Liquidation and Ranking. In the event of any liquidation, dissolution or winding up (collectively, a "Liquidation") of the Corporation, whether voluntary or involuntary, each issued and outstanding Series C Share shall be entitled to receive an amount equal to the greater of
(a) the amount such Series C Share would receive if it were converted into Common Stock pursuant to Section 4.2 immediately prior to the Record Date for distribution upon liquidation or (b) the lesser of (i) eighteen dollars ($18.00) or (ii) an amount obtained by dividing (A) the difference between (1) fifteen million dollars ($15,000,000) and (2) the product of the shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock") into which Series C Shares shall have been converted pursuant to Section 4 hereof and the Target Threshold (as defined in Section 4.3(d) hereof) at which each of such Series C Shares shall have been converted by (B) the number of Series C Shares issued and outstanding, which amount shall be paid in cash (the "Liquidation Preference"). The full Liquidation Preference shall be paid, or determined and set apart, prior to any distribution in respect of the Common Stock. In the event that the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the full liquidation preferences (including the Liquidation Preference) for each series of the Corporation's securities entitled thereto, the entire amount of assets of the Corporation available for distribution to stockholders shall be paid first, ratably in respect of liquidation preferences applicable to the Corporation's Series A Convertible Preferred Stock, par value $.01 per share, and Series B Convertible Preferred Stock, par value $.01 per share, and such other securities of the Corporation which, by their terms, shall rank senior, as to liquidation, to the Series C Shares, second, ratably in respect of the liquidation preferences applicable to the Series C Shares and such other securities of the Corporation which, by their terms, shall rank on a parity with the Series C Shares as to liquidation, third, in respect of liquidation preferences applicable to shares of such other securities which shall rank junior, as to liquidation, to the Series C Shares, and holders of Common Stock shall receive nothing. A reorganization or any other consolidation, share exchange or merger of the Corporation with or into any other corporation (collectively, a "Merger"), or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a Liquidation of the Corporation within the meaning of this Section 2, and the Series C Shares shall be entitled only to the rights contained in the Delaware General Corporation Law and the rights contained in other Sections hereof.

         3.      Voting Rights.

                 3.a      Voting Rights.  In addition to the rights hereinafter
specified in this Section 3 and any other rights provided by law or the By-laws of the Corporation, each Series C Share shall entitle the Holder to such number of votes per share as shall equal the number of shares of Common Stock which would have been obtained upon the conversion of such Series C Share at the time in question as provided in Section 4 hereof, and shall further entitle the Holder to vote on all matters, including, without limitation, the election of directors of the Corporation, as to which holders of Common Stock shall be entitled to vote (with the number of votes specified in this Section 3.1), together with such holders of Common Stock as one class and in the same manner and with the same effect as such holders of Common Stock. Copies of all notices sent to the holders of Common Stock shall be simultaneously sent to each Holder.

                 3.b      Voting as a Class.  The Corporation shall not without
the affirmative consent or approval of the Holders of a majority of the outstanding Series C Shares, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the Holders of the Series C Shares in the manner provided by law (A) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable for capital stock or any debt security which by its terms shall be convertible into or exchangeable for any equity security or shall have any other equity feature or any security that shall be a combination of debt and equity, which, in each case, as to the payment of dividends and distributions to be made upon a Liquidation shall be on parity with or senior to the Series C Shares; (B) effect a sale of all or substantially all of the Corporation's assets, a Merger or a Liquidation; (C) repurchase or redeem any Common Stock other than pursuant to employee vesting or repurchase agreements in effect from time to time and purchases from officers, directors and employees upon termination of their relationship with the Corporation and other than as may be required by any binding commitment of the Corporation which shall have existed as of the first date of issuance of the Series C Shares; or (D) declare or pay any dividends on Common Stock.

         4.      Conversion Rights--Common Stock.

                 4.a      Dividends on Conversion.  The Holder of any Series C
Shares which shall be the subject of a conversion pursuant to this Section 4 hereof shall, on the Conversion Date (as defined in Section 4.6 hereof), receive on the day immediately preceding such Conversion Date, an amount of Series C Shares equal to the difference between (i) the amount of Share Dividends that would have accrued under

Section 1.1 hereof from the date of issuance of such Series C Shares until January 1, 2003, as if such Series C Shares shall have remained outstanding until January 1, 2003, and (ii) Share Dividends actually paid to such Holder.

                 4.b      Optional Conversion.  Each Series C Share shall be
convertible, together with all Share Dividends thereon, at the option of the Holder thereof, at any time and from time to time into that number of fully paid and non-assessable shares of Common Stock obtained by multiplying ten by the Conversion Rate then in effect. For purposes hereof, "Conversion Rate" shall mean the reciprocal of the Target Threshold (as defined below), expressed as an absolute number.

                 4.c      Automatic Conversion.  Upon the occurrence of an
Event of Conversion, each outstanding Series C Share, by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any action on the part of the Holder, shall be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall have been obtained by the Holder upon the voluntary conversion of such Series C Share on the date of the Event of Conversion as provided in Section 4.2. For purposes hereof, (a) "Event of Conversion" means the earlier of (i) January 1, 2003, or (ii) the date on which the Market Price of the Common Stock shall be at least $3.60 per share; provided, however, that such date shall not occur prior to June 23, 1997; (b) Market Price" on any day means the average of the closing bid prices per share of Common Stock on the National Association of Securities Dealers Inc. Over- The-Counter Bulletin Board (the "Nasdaq System"), or on the principal exchange where the Common Stock is then traded, in each case, for the ten (10) consecutive Trading Days immediately preceding the date of determination; and (c) "Trading Day" means a business day in which the principal market on which the Common Stock is traded is open for trading for at least four hours. If at the time of any computation pursuant to this paragraph the Common Stock is not then traded on any trading market, the "Market Price" for the purposes hereof shall be the fair value as reasonably determined in good faith by the Board of Directors of the Corporation.

                 4.d      Adjustments Upon Issuances of Shares and Certain
Events.

                          (i)    If the Common Stock issuable on conversion of
the Series C Shares shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Holders shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the Holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holders if they had exercised their rights of conversion of the Series C Shares immediately before that change.

                          (ii)   If at any time there shall be a Merger, then,
as a part of such Merger, lawful provision shall be made so that the Holders thereafter shall be entitled to receive upon conversion of the Series C Shares, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Merger to which holders of Common Stock deliverable upon conversion of the Series C Shares would have been entitled on such Merger if the Series C Shares had been converted immediately before that Merger to the end that the provisions of this Section shall be applicable after that event as nearly equivalently as may be practicable.

                          (iii)  Any adjustment made pursuant to paragraphs (a)
or (b) above shall become effective at the close of business on the day upon which such reclassification, Merger or similar transaction shall become effective.

                          (iv)   In case the Corporation shall sell or issue
shares (including by way of stock dividend, distribution, stock split or reverse split) of Common Stock, warrants, options, or other rights to purchase Common Stock or securities convertible or exchangeable into any of the foregoing excluding shares of Common Stock any of the foregoing issued or reserved for issuance by the Corporation:

                          (A) in any transaction described in paragraphs (a) or (b) above;

                          (B)    upon conversion of the Series C Shares;

                          (C) upon conversion, exercise or exchange of rights, options, warrants or convertible or exchangeable securities outstanding or as to which a binding commitment shall have existed as of the first date of the issuance of the Series C Shares or which may be issued to employees, consultants and directors of such Corporation in such capacities pursuant to any plan approved by the Board of Directors of the Corporation from time to time; or

                          (D) as compensation to officers, directors, consultants and others performing services to the Corporation, provided the number of such shares of Common Stock shall not be in excess, in the aggregate, of 10% of the outstanding shares of Common Stock from time to time.

and the price per share (determined in the case of rights, options, warrants or convertible or exchangeable securities as the quotient of (x) the aggregate consideration received or receivable by the Corporation upon the sale and issuance of such rights, options, warrants or convertible or exchangeable securities plus the total consideration payable to the Corporation upon such exercise or conversion divided by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) shall be lower than the Target Threshold (as defined below) on the date of such issuance, then the Target Threshold in effect immediately prior to such issuance shall upon such issuance be reduced to equal the number determined by multiplying such Target Threshold by a fraction, the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding on a fully-diluted basis (except with respect to shares of Common Stock issuable on conversion of Series C Shares) immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares of Common Stock would purchase at such Target Threshold, and the denominator of which shall be the total number of shares of Common Stock outstanding, on a fully diluted basis (except with respect to shares of Common Stock issuable on conversion of Series C Shares), immediately after such issuance. Such adjustment shall be made successively whenever such an issuance shall be made hereunder and, in the event any adjustment shall be made in respect of the issuance of any rights, options warrants or convertible or exchangeable securities, which shall lapse or terminate unexercised or converted, the Target Threshold shall be readjusted to the amount it would have been had no such issuance occurred. For purposes hereof, "Target Threshold" means $1.00 or such lower number to which it may be adjusted, from time to time, pursuant to this
Section 4.4(d).

                          (v)    For the purposes of any computation to be made
in accordance with Section 4.4(d), the following provisions shall be applicable:

                          (A) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if the shares of Common Stock shall be offered by the Corporation for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith).

                          (B)    In case of the issuance or sale
         (otherwise than as a dividend or other distribution on any stock of the Corporation) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Corporation.

                          (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Corporation shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                          (D) The reclassification of securities of the Corporation, other than shares of Common Stock, into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately after the opening of business on the day following the record date for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in clause
         (ii) of this Section 4.4(e).

                          (E) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (other than in respect of the Series C Shares) upon the exercise of then outstanding options, rights, warrants and upon the conversion or exchange for then outstanding convertible or exchangeable securities.

                 4.e      No Impairment.  The Corporation shall not, by
amendment of its Certificate of Incorporation or through any recapitalization, transfer of assets, Merger, dissolution or any other voluntary action or inaction, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in taking all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

                 4.f      Conversion Method.  Any Holder of Series C Shares
may, at any time, exercise the conversion rights as to such Series C Shares by delivering to the Corporation during regular business hours, care of the then transfer agent (the "Transfer Agent") for the Corporation, a notice requesting conversion on a specified date and the number of Series C Shares that the Holder shall elect to convert (a "Notice of Conversion"), with a copy of such Notice of Conversion transmitted via facsimile to the Corporation. The Notice of Conversion shall also state the names and address of the persons to whom certificates for shares of Common Stock shall be issued, the denominations of such certificates and reasonable delivery instructions with respect thereto. Each conversion shall be deemed to have been effected immediately on the close of business on the date such Notice of Conversion shall be received (including receipt via facsimile) by the Transfer Agent (the "Conversion Date"); provided, that the Holder shall be required to deliver to the Corporation the certificate or certificates representing the Series C Shares so to be converted, within four (4) Trading Days after the Conversion Date. The person in whose name any certificate for shares of Common Stock shall be issuable upon the conversion shall be deemed to have become the holder of record of the Common Stock at such time. If the stock transfer books of the Corporation shall be closed on the Conversion Date, the Conversion Date for purposes of determining record ownership shall be the next succeeding day on which the stock transfer books shall be open (and the conversion shall be deemed to have been effected immediately prior to the close of business on that day), but in all cases the conversion shall be at the Conversion Rate in effect on the Conversion Date.
As promptly as practicable after the Conversion Date, the Corporation shall cause the Transfer Agent to issue and deliver to such Holder, at the expense of the Corporation and in accordance with such Holder's delivery instructions, a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled and cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.7 below. The Corporation shall accept and act upon one or more Notices of Conversion in the order in which such notices shall be received by the Transfer Agent in accordance with the foregoing notice procedures.

                 4.g      Fractional Shares of Common Stock.  No fractional
shares of Common Stock or scrip shall be issued upon conversion of Series C Shares. If more than one Series C Share shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion of such Series C Shares shall be computed on the basis of the aggregate number of Series C Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any Series C Shares, the Corporation shall pay a cash adjustment in respect of such fractional interest based upon the Market Price in effect at the close of business on the last business day prior to the Conversion Date.

                 4.h      Taxes.  All shares of Common Stock issued upon
conversion of Series C Shares shall be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Shares pursuant hereto. The Corporation shall not, however, be required or pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series C Shares so converted shall have been registered, and no such issue or delivery shall be made unless and until the person requesting such transfer shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax shall have been paid or that no such tax shall be payable.

                 4.i      Surrendered Series C Shares.  All certificates
representing Series C Shares which shall be converted shall be appropriately cancelled on the books of the Corporation, and the Series C Shares so converted represented by such certificates shall be restored to the status of authorized but unissued Series C Shares.

                 4.j      Available Common Stock and Series C Shares.  The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series C Shares under this Section 4, as such number may from time to time be adjusted pursuant thereto, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series C Shares, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel and subject to any necessary approval of its stockholders, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Corporation shall at all times reserve and keep available out of its authorized but unissued Series C Shares, solely for the purpose of issuing Share Dividends, such number of Series C Shares as shall from time to time be sufficient to issue all such Share Dividends, and if at any time the number of authorized but unissued Series C Shares shall not be sufficient to issue all such Share Dividends, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel and subject to any necessary approval of its stockholders, be necessary to increase its authorized but unissued shares of Series C Shares to such number of shares as shall be sufficient for such purpose.

                 4.k      Notice to Holders.  Promptly upon the occurrence of
any event which shall require an adjustment to the conversion rights of the Series C Shares, the Corporation shall mail to each Holder at the Holder's address as it appears in the stock records of the Corporation, a notice describing such event and the adjustment. Upon any adjustment in the Conversion Rate or Target Threshold, the Corporation shall mail to each Holder at the Holder's address as it appears in the stock records of the Corporation a notice setting forth the adjusted Conversion Rate or Target Threshold and the method of calculation thereof. Any such adjustment shall be conclusive evidence of the correctness of the adjustment, absent manifest error. In the event that the Company shall (a) propose at any time to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights or (b) effect any transaction of the type described in Section 4.4 hereof involving a change in the Common Stock, then, in connection with each such event, the Company shall send to the Holders of the Series C Shares at least 10 days' prior written notice of the date on which a record shall be taken for making such offer or, in the case of (b), for voting on any such transaction or, if no vote of stockholders shall be required, when such transaction shall take place (and specifying the time on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event).

                 RESOLVED FURTHER, that the President or Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolution.



                 IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this 23rd day of December, 1996.



                                     PHOENIX INFORMATION SYSTEMS CORP.



                                     By:  /s/ Robert P. Gordon
                                        -----------------------
                                        Title: Chairman/Chief Executive Officer
                                               --------------------------------



/s/ Paul W. Henry
-----------------
Secretary

                           CERTIFICATE OF CORRECTION
                       TO THE CERTIFICATE OF DESIGNATION,
                           PREFERENCES AND RIGHTS OF
                    SERIES C CONVERTIBLE PREFERRED STOCK OF
                       PHOENIX INFORMATION SYSTEMS CORP.


                 PHOENIX INFORMATION SYSTEMS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                 This Certificate of Correction to the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of Phoenix Information Systems Corp., filed with the Secretary of State of Delaware on December 20, 1996, is being filed to make null and void said Certificate.

                 Said Certificate was filed without proper authorization from the Board of Directors of the Corporation.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this 23rd day of December, 1996.



                                        PHOENIX INFORMATION SYSTEMS CORP.



                                        By: /s/ Robert P. Gordon
                                           ----------------------
                                        Title: Chairman/Chief Executive Officer
                                              ---------------------------------



/s/ Paul W. Henry
-----------------
Secretary